FORM 8-K/A



                       Securities and Exchange Commission
                             Washington, D. C. 20549



                                 Current Report

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): October 27, 1998

                         Commission File Number: 0-14820


                                  IMMUCOR, INC.
             (Exact name of registrant as specified in its charter)


                           Georgia                                22-2408354
                  (State or other jurisdiction of              (I.R.S. Employer
                  incorporation or organization)             Identification No.)

          3130 Gateway Drive P.O. Box 5625 Norcross, Georgia 30091-5625
               (Address of principal executive offices) (Zip Code)



                  Registrant's telephone number: (770) 441-2051

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

As previously reported under Item 2 in Immucor, Inc.'s ("Immucor") Current Report on Form 8-K dated as of October 27, 1998, pursuant to a definitive merger agreement dated September 21, 1998, Immucor, through a newly formed subsidiary ("Gamma Acquisition Corporation"), acquired 94.3% of the issued and outstanding shares of Gamma Biologicals, Inc. ("Gamma Biologicals"). Immucor purchased the shares from Gamma shareholders ("Shareholders") for a cash tender offer of $5.40 per share for a total transaction value of $24,322,753 ("Purchase Price"), subject to certain adjustments. According to the depository for the offer, 4,361,110 shares were tendered pursuant to the offer (including approximately 20,956 shares subject to guarantees of delivery) and Immucor purchased all shares tendered. The Purchase Price was determined through arm's length negotiations and $5,000,000 of the Purchase Price was paid in cash and the remaining $19,322,753 of the Purchase Price was funded by a $20,000,000 loan from Wachovia Bank of Georgia, N.A., a U.S.
commercial bank, to Gamma Acquisition Corporation.

Immucor effected the merger of Gamma Acquisition Corporation into Gamma Biologicals on October 30, 1998. In the merger, each remaining outstanding share of Gamma Biologicals was converted into the right to receive $5.40 net in cash and Gamma Biologicals became a majority-owned subsidiary of Immucor.

Located in Houston, Texas, Gamma Biologicals manufactures and sells a wide variety of in-vitro diagnostic reagents to blood donation centers, transfusion departments of hospitals, medical laboratories and research institutions through a direct sales force and distributor network. Immucor will operate Gamma Biologicals as a wholly-owned subsidiary and intends to continue to use the equipment and other physical property obtained in the Acquisition in the blood-banking business. Gamma Biologicals' annual sales volume is approximately $18,000,000. Prior to the Closing Date, none of the Shareholders had a material relationship with Immucor or its affiliates or any director or officer of Immucor or any associate of any Immucor director or officer.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION, AND EXHIBITS.

         On October 27, 1998, Immucor acquired Gamma Biologicals and reported the acquisition on a Form 8-K dated October 27, 1998 and filed November 10, 1998. At the time of filing , Immucor determined that the inclusion of the required interim financial statements, including pro forma information, was impracticable. Under the requirements of Form 8-K, Item 7(a)(4) and Item 7(b)(2), Immucor has 60 days from the filing date of the Form 8-K to file amended interim financial information, including pro forma information. This amendment provides the financial information and the pro forma financial information required by Regulation S-X.

         The following financial statements are filed as part of this amendment to the Form 8-K:

(a)  Financial Statements of the Acquired Business

Attached as Exhibit 99.2 to this Current Report on Form 8-K/A are the audited balance sheets of Gamma Biologicals as of March 31, 1998 and 1997, respectively, and the related audited statements of income, shareholders' equity, and cash flows for the years ended March 31, 1998 and 1997, respectively, and accompanying notes. Attached as Exhibit 99.3 to this Current Report on Form 8-K/A are the unaudited and audited balance sheets of Gamma Biologicals as of June 30, 1998 and March 31, 1998, respectively, and the related unaudited statements of income, shareholders' equity, and cash flows for the three month periods ended June 30, 1998 and 1997, respectively, and accompanying notes.

(b)  Pro Forma Financial Information

Attached as Exhibit 99.4 to this Current Report on Form 8-K/A are the unaudited pro forma consolidated statements of income for the year ended May 31, 1998 and the three month period ended August 31, 1998 and the unaudited pro forma combined balance sheet as of August 31, 1998 and accompanying notes.

(c)  Exhibits

Exhibit Number               Description

   99.1        Agreement  and Plan of Merger  dated as of  September  21,  1998, among Immucor, Gamma Acquisition Corporation, and Gamma Biologicals (incorporated herein by reference to Exhibit (c)(1) to Immucor's Schedule 14D-1 Tender Offer Statement filed September 25, 1998 pursuant to Section 14 (D)(1) of the Securities Exchange Act of 1934).

   99.2 Audited balance sheets of Gamma Biologicals as of March 31, 1998 and 1997, respectively, and the related audited statements of income, shareholders' equity, and cash flows for the years ended March 31, 1998 and 1997, respectively, and accompanying notes.

   99.3 Unaudited and audited balance sheets of Gamma Biologicals as of June 30, 1998 and March 31, 1998, respectively, and the related unaudited statements of income, shareholders' equity, and cash flows for the three months ended June 30, 1998 and 1997, respectively, and accompanying notes.

   99.4 Unaudited pro forma financial statements and accompanying notes for Immucor and Gamma Biologicals combined.

EXHIBIT 99.2

Statements of Consolidated Income

Year ended March 31,                                     1998           1997          1996
- -----------------------------------------------------------------------------------------------

Net sales                                           $  18,253,763  $  17,554,502  $  16,940,588
Cost of sales                                           8,396,753      7,857,815      7,825,828
- -----------------------------------------------------------------------------------------------
  Gross margin                                          9,857,010      9,696,687      9,114,760
- -----------------------------------------------------------------------------------------------
Operating expenses:
 Selling                                                4,447,107      3,792,115      3,530,721
 General and administrative                             2,654,985      2,122,075      2,468,584
 Shipping and warehouse                                   854,190        756,848        867,209
 Research and development                               1,246,754      1,449,394      1,349,272
- -----------------------------------------------------------------------------------------------
   Total operating expenses                             9,203,036      8,120,432      8,215,786
- -----------------------------------------------------------------------------------------------
Operating income                                          653,974      1,576,255        898,974
- -----------------------------------------------------------------------------------------------
Unusual item: Adjustment
    to carrying value of facility
    related to insurance recoveries                     1,154,359
Other income (expense):
 Interest income                                          195,544        204,554        262,228
 Interest expense                                         (37,430)       (48,449)       (48,350)
 Other income (expense)                                   (50,431)        (9,623)        19,578
- -----------------------------------------------------------------------------------------------
  Other income (expense) - net                            107,683        146,482        233,456
- -----------------------------------------------------------------------------------------------
Income before income taxes                              1,916,016      1,722,737      1,132,430
Income taxes                                              606,400        606,917        308,900
- -----------------------------------------------------------------------------------------------
  Net income                                         $  1,309,616   $  1,115,820     $  823,530
- -----------------------------------------------------------------------------------------------
- -----------------------------------------------------------------------------------------------
  Weighted average number of common
   shares outstanding assuming dilution                 4,697,694      4,607,518      4,608,771
- -----------------------------------------------------------------------------------------------
  Net income per common share - basic                $        .28   $        .24     $      .18
- -----------------------------------------------------------------------------------------------
- -----------------------------------------------------------------------------------------------
  Net income per common share - diluted              $        .28   $        .24     $      .18
- -----------------------------------------------------------------------------------------------
- -----------------------------------------------------------------------------------------------

See Notes to Consolidated Financial Statements.

Consolidated Balance Sheets

March 31,                                                 1998          1997
- --------------------------------------------------------------------------------
Assets
Current assets:
 Cash and cash equivalents                            $ 1,416,768    $ 3,618,970
 Short-term investments                                   100,000        100,000
 Receivables - net of allowance for doubtful
  accounts: 1998 - $118,000; 1997 - $105,505            4,489,387      3,524,585
 Inventories                                            3,969,444      3,658,642
 Prepaid expenses                                         918,333        515,660
 Deferred taxes                                            85,100         73,400
- --------------------------------------------------------------------------------
  Total current assets                                 10,979,032     11,491,257
- --------------------------------------------------------------------------------
Property:
 Land                                                     284,147        284,147
 Building and improvements                              7,291,220      6,091,377
 Machinery and equipment                                6,449,950      5,261,132
 Furniture and fixtures                                   596,586        599,056
- --------------------------------------------------------------------------------
  Total                                                14,621,903     12,235,712
 Less accumulated depreciation and amortization         6,297,958      6,241,338
- --------------------------------------------------------------------------------
  Property - net                                        8,323,945      5,994,374
- --------------------------------------------------------------------------------
Cash value of life insurance                            2,026,250      1,858,672
Excess of cost over net assets acquired - net             108,645        139,686
Other                                                     695,368        385,538
- --------------------------------------------------------------------------------
   Total assets                                       $22,133,240    $19,869,527
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

Liabilities and Shareholders' Equity
Current liabilities:
 Current portion of long-term obligations             $   226,835    $   127,761
 Accounts payable - trade                               1,226,771        786,214
 Dividends payable                                        115,270        115,077
 Accrued salaries and other expenses                      288,455        294,748
- --------------------------------------------------------------------------------
  Total current liabilities                             1,857,331      1,323,800
- --------------------------------------------------------------------------------
Long-term obligations                                     851,240        345,120
- --------------------------------------------------------------------------------
Deferred taxes                                            918,200        535,700
- --------------------------------------------------------------------------------
Commitments and contingencies
Shareholders' equity:
 Preferred stock - $10.00 par value; 1,000,000 shares
  authorized; none outstanding
 Common stock - $.10 par value; 25,000,000 shares
  authorized; outstanding: 1998 - 4,776,115 shares;
  1997 - 4,762,615 shares                                 477,611        476,261
 Capital in excess of par value                        13,711,791     13,674,209
 Retained earnings                                      5,493,805      4,644,801
 Accumulated translation adjustment                       (25,268)       (10,456)
 Treasury stock at cost: 1998 - 165,353 shares;
  1997 - 159,563 shares                                (1,151,470)    (1,119,908)
--------------------------------------------------------------------------------
  Total shareholders' equity                           18,506,469     17,664,907
--------------------------------------------------------------------------------
   Total liabilities and shareholders' equity         $22,133,240    $19,869,527
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

See Notes to Consolidated Financial Statements.

Statements of Changes in Shareholders' Equity

Year ended March 31,                           1998                       1997                        1996
- ----------------------------------------------------------------------------------------------------------------------
                                      Shares        Amount        Shares        Amount        Shares           Amount
Common Stock
Balance, beginning of year           4,762,615     $476,261      4,711,365     $471,136      4,700,303        $470,030
Acquisition of wholly
 owned subsidiary                                                   50,000        5,000
Exercise of stock options               13,500        1,350          1,250          125         11,062           1,106
- -----------------------------------------------------------------------------------------------------------------------
 Balance, end of year                4,776,115      477,611      4,762,615      476,261      4,711,365         471,136
- -----------------------------------------------------------------------------------------------------------------------

Capital in Excess
of Par Value
Balance, beginning of year                       13,674,209                  13,512,836                     13,482,615
Acquisition of wholly
 owned subsidiary                                                               157,500
Exercise of stock options                            37,582                       3,873                         30,221
- -----------------------------------------------------------------------------------------------------------------------
 Balance, end of year                            13,711,791                  13,674,209                     13,512,836
- -----------------------------------------------------------------------------------------------------------------------

Retained Earnings
Balance, beginning of year                        4,644,801                   3,988,022                      3,619,289
Net income                                        1,309,616                   1,115,820                        823,530
Dividends declared                                 (460,612)                   (459,041)                      (454,797)
- -----------------------------------------------------------------------------------------------------------------------
 Balance, end of year                             5,493,805                   4,644,801                      3,988,022
- -----------------------------------------------------------------------------------------------------------------------

Translation Adjustments
Balance, beginning of year                          (10,456)
Current year translation
 adjustments                                        (14,812)                    (10,456)
- -----------------------------------------------------------------------------------------------------------------------
 Balance, end of year                               (25,268)                    (10,456)
- -----------------------------------------------------------------------------------------------------------------------

Treasury Stock
Balance, beginning of year            (159,563)  (1,119,908)      (159,563)  (1,119,908)     (159,169)      (1,118,258)
Purchase of treasury stock              (5,790)     (31,562)                                     (394)          (1,650)
- -----------------------------------------------------------------------------------------------------------------------
 Balance, end of year                 (165,353)  (1,151,470)      (159,563)  (1,119,908)     (159,563)      (1,119,908)
- -----------------------------------------------------------------------------------------------------------------------
Total shareholders' equity           4,610,762  $18,506,469      4,603,052  $17,664,907     4,551,802      $16,852,086
- -----------------------------------------------------------------------------------------------------------------------
- -----------------------------------------------------------------------------------------------------------------------

See Notes to Consolidated Financial Statements.

Statements of Consolidated Cash Flows

Year ended March 31,                                     1998           1997           1996
- -----------------------------------------------------------------------------------------------
Cash Flows from Operating Activities
Cash received from customers                         $ 18,246,883   $ 17,916,399   $ 17,454,501
Interest received                                         190,916        204,315        149,118
Cash paid to suppliers and employees                  (17,902,748)   (15,722,474)   (15,060,164)
Interest paid                                             (37,430)       (48,444)       (48,350)
Income taxes paid                                        (470,228)      (302,680)      (343,000)
- -----------------------------------------------------------------------------------------------
 Net cash provided by operating activities                 27,393      2,047,116      2,152,105
- -----------------------------------------------------------------------------------------------

Cash Flows from Investing Activities
Property additions                                     (2,853,738)    (1,609,727)    (1,668,145)
Purchase of investments                                                                (892,709)
Investment in subsidiary                                                 142,659
Increase in cash value of life insurance                 (167,578)      (128,898)      (197,776)
Proceeds from:
 Investments                                                4,909          4,786      3,093,608
 Assets disposed of                                     1,379,359             50         38,618
- -----------------------------------------------------------------------------------------------
 Net cash (used in) provided by investing activities   (1,637,048)    (1,591,130)       373,596
- -----------------------------------------------------------------------------------------------

Cash Flows from Financing Activities
Payments on long-term obligations                        (128,758)       (96,199)      (172,324)
Exercise of stock options                                  38,932          3,998         31,327
Dividends paid                                           (460,421)      (457,760)      (454,529)
Purchase of treasury stock                                (31,562)                       (1,650)
- -----------------------------------------------------------------------------------------------
 Net cash used in financing activities                   (581,809)      (549,961)      (597,176)
- -----------------------------------------------------------------------------------------------

Effect of exchange rate fluctuation on cash               (10,738)       (11,434)
Net (decrease) increase in cash                        (2,202,202)      (105,409)     1,928,525
Cash and cash equivalents at beginning of period        3,618,970      3,724,379      1,795,854
- -----------------------------------------------------------------------------------------------
  Cash and cash equivalents at end of period         $  1,416,768   $  3,618,970   $  3,724,379
- -----------------------------------------------------------------------------------------------
- -----------------------------------------------------------------------------------------------

Reconciliation of Net Income to Net Cash
provided by Operating Activities
Net income                                           $  1,309,616   $  1,115,820   $    823,530
Adjustments to reconcile net income
 to cash provided by operating activities:
 Depreciation                                           1,026,506        822,368        650,471
 Amortization of intangibles                               38,817         15,521
 (Gain) loss on disposal of fixed assets               (1,141,181)         3,312            148
 Gain on sale of investments                               (4,628)          (239)      (206,718)
 Deferred taxes                                           361,900        295,600         28,500
 Net effect of changes in operating accounts           (1,563,637)      (205,266)       856,174
- -----------------------------------------------------------------------------------------------
     Net cash provided by operating activities       $     27,393   $  2,047,116   $  2,152,105
- -----------------------------------------------------------------------------------------------
- -----------------------------------------------------------------------------------------------

See Notes to Consolidated Financial Statements.

Notes to Consolidated Financial Statements

Note 1. Summary of Significant Accounting Policies

Business

The company manufactures and sells a wide variety of highly refined and specialized testing products known as in-vitro diagnostic reagents. The company operates in one industry segment and two geographic areas, the United States and Europe. Customers include numerous hospitals, blood collection centers, medical laboratories and research institutions in more than 50 countries. The company does not have a concentration of credit risk due to its large customer base.

Consolidation

The consolidated financial statements include the accounts of Gamma Biologicals, Inc. and all subsidiaries (the company). All significant intercompany items have been eliminated in consolidation.

Translation of Foreign Currencies

All assets and liabilities in the balance sheet of the company's foreign subsidiary are translated at year-end exchange rates. Translation gains and losses are not included in determining net income but are accumulated in a separate component of shareholders' equity.

Inventories

Inventories are valued at the lower of cost or market value.

Property and Depreciation

Property, including improvements, is stated at cost, including interest charges incurred during construction. Expenditures for maintenance and repairs are charged to operations as incurred. Costs of assets sold or retired and the related amounts of accumulated depreciation are eliminated from the accounts, and the resulting gains or losses are recognized in current operations.

     Depreciation on machinery and equipment and furniture and fixtures is computed using the straight-line method over estimated useful lives of five to 10 years. Depreciation and amortization on building and improvements are computed using the straight-line and 150% declining balance methods over estimated service lives of five to 30 years.

Excess of Cost Over Net Assets Acquired

The excess cost over net assets acquired in the purchase of Gamma Biologicals, B.V. was $155,207 and is being amortized over five years on a straight-line basis. The accumulated amortization was $46,562 at March 31, 1998 and $15,521 at March 31, 1997.

Research and Development Expenditures

The company capitalizes certain costs relating to the development of new technologies. Capitalization does not begin until technological feasibility is established. All other research and development expenditures are charged to expense in the period incurred.

Revenue Recognition

Revenue is recognized when products are shipped or services are performed.

Income Taxes

The company utilizes an asset and liability approach in the calculation of deferred income taxes. This approach gives consideration to the future tax consequences of differences between the tax basis of assets and liabilities and their reported amounts in the financial statements. The net taxable or deductible amounts in future years are adjusted for the effect of any available tax credits.

Net Income Per Common Share

In February 1997, the Financial Accounting Standards Board (FASB) issued SFAS No. 128, "Earnings Per Share". SFAS No. 128 establishes standards for computing and presenting earnings per share (EPS) and requires restatement of all prior-period EPS data presented.

The company adopted SFAS No. 128 on October 1, 1997. The adoption of SFAS No. 128 did not have a material effect on the company's EPS.

Net income per common share - basic is computed using the weighted average number of shares outstanding during each year. Net income per common share - -diluted is computed using the weighted average number of shares and dilutive equivalent shares outstanding during each year. [See Note 9.]

Statements of Consolidated Cash Flows

For purposes of reporting cash flows, cash and cash equivalents include cash on hand and in banks, amounts deposited in money market funds, and certificates of deposit with original maturities of three months or less.

Fair Value of Financial Instruments

The company's financial instruments consist of cash and cash equivalents, short-term investments, accounts receivable, accounts payable and long-term obligations. As of March 31, 1998 and 1997, the fair value of these items approximated the carrying value.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Note 2. Inventories

Inventory is valued at the lower of cost (principally FIFO) or market, as follows:

March 31,                                                  1998           1997
- -----------------------------------------------------------------------------------
Raw materials                                          $  932,210     $1,144,949
Products in process                                       464,719        432,357
Finished products                                       1,087,878      1,319,605
ReACT equipment                                           611,618
Supplies                                                  873,019        761,731
- -----------------------------------------------------------------------------------
  Total                                                $3,969,444     $3,658,642
- -----------------------------------------------------------------------------------
- -----------------------------------------------------------------------------------

Note 3. Cash Value of Life Insurance

Cash value of life insurance consists primarily of contractual rights under split-dollar life insurance agreements on the lives of certain officers and directors. The company owns the policies and pays the premiums. Each insured party is required to reimburse the company for the annual economic benefit that the insured party receives. The premiums paid by the company less amounts reimbursed by the insured party (net premiums) accrue interest at 3% per year. The company can borrow against the policies. With the company's permission, the insured parties can also secure loans against the policies. The company can elect to pay the interest accruing on loans secured by insured parties.

     Upon death of an insured party, the insured party's estate must repay all loans against the policy and accrued interest (plus 3%) previously paid by the company. Additionally, policy proceeds in excess of the amount (net premiums paid plus interest) due to the company under terms of the split-dollar insurance agreements will be distributed to the designated beneficiaries of the insured party.

Note 4. Long-term Obligations and Credit Agreement

Long-term Obligations

Long-term obligations consist of:

March 31,                                                    1998           1997
- ------------------------------------------------------------------------------------
Mortgage note, due monthly through 2000                  $  265,523       $353,485
Note payable - foreign, due semiannually through 2000        67,192        119,396
Capital lease, due quarterly through 2004                   745,360
- ------------------------------------------------------------------------------------
                                                          1,078,075        472,881
Less current portion                                        226,835        127,761
- ------------------------------------------------------------------------------------
 Total long-term obligations                             $  851,240       $345,120
- ------------------------------------------------------------------------------------
- ------------------------------------------------------------------------------------

     The mortgage note bears interest at the bank's base rate, but not less than 7% nor more than 13%. At March 31, 1998, the note bore interest at 9.5%. The mortgage note is collateralized by a first lien on the company's land and building. The foreign note payable bears interest at 7%. The capital lease for a filling and sealing machine for ReACT strips bears interest at 8.82%.

     Long-term obligations mature as follows: $226,835 in 1999; $262,181 in 2000; $238,379 in 2001; $160,336 in 2002; $175,059 in 2003; and $15,285 in 2004.

Credit Agreement

The company has a revolving line of credit agreement under which the company can borrow $1,500,000 at the bank's floating base rate plus 0.5%. The agreement was renewed in August 1997. At March 31, 1998 or during the year then ended, no borrowings were outstanding under this agreement. The company pays no fees nor is required to maintain any compensating balances under this agreement.

     The line of credit agreement provides for maximum amounts that can be outstanding, based on the company's receivables and inventories. Prepayments on this loan may be required when the bases of receivables and inventories, as determined under the agreement provisions, are less than certain defined levels.

     The agreement also contains various provisions that restrict borrowings, capital expenditures, advances and other distributions, and certain direct or contingent liabilities. Dividend payments are restricted to 25% of the company's prior year net income. This restriction was waived for the years ended March 31, 1998, 1997 and 1996. The agreement also provides for the maintenance of certain ratios or amounts relative to working capital, net worth and debt-to-equity. At March 31, 1998, the company was in compliance with the provisions of the agreement.

     Security for the company's obligations under the line of credit agreement includes substantially all of the company's assets, except for the cash value of all life insurance policies and the company's land and building which are pledged as collateral for the mortgage note.

Note 5. Cash Flows Information

Following is a summary of the changes in operating assets and liabilities.

Year ended March 31,                                     1998            1997            1996
- -------------------------------------------------------------------------------------------------
Decrease (increase) in:
  Receivables                                        $    38,535      $ 373,941       $ 290,400
  Inventories                                           (306,435)      (483,338)        567,135
  Prepaid expenses                                    (1,408,095)      (142,903)        136,359
  Other assets                                          (317,607)      (121,873)         61,842
Increase (decrease) in:
  Accounts payable                                       422,043        225,179         (77,968)
  Accrued salaries and other expenses                      7,922        (56,272)       (121,594)
- -------------------------------------------------------------------------------------------------
Net effect of change in operating accounts           $(1,563,637)     $(205,266)      $ 856,174
- -------------------------------------------------------------------------------------------------
- -------------------------------------------------------------------------------------------------

      In March 1996, the company outsourced the assembly of plastic droppers and SegmentSamplers-TM-. As a result, inventory of component parts totaling $282,886 was transferred to outside vendors and a corresponding receivable due from the vendors was recorded. This receivable was reduced as assembled parts were delivered, with the cost of components deducted from the vendors' selling price. Additional inventory of $105,000 was transferred to the outside vendors, and the remaining balance was recovered in full by March 31, 1998.

     The company purchased 100% of the outstanding shares of Gamma Biologicals, B.V., effective September 30, 1996, for 50,000 shares of common stock. In conjunction with the acquisition, assets of $336,000 (including $143,000 cash) were received, and liabilities of $313,000 were assumed.

     In June 1997, the company entered into a capital lease agreement for $745,360 for the design, manufacture and installation of a special filling and heat-sealing machine for the ReACT strips. The machine was accepted in March 1998.

Note 6. Stock Option Plans

Under the company's incentive stock option plan, 250,000 shares of its common stock are reserved for grant to various employees. The options become exercisable at 25% per year. The number of shares reserved under the plan will be adjusted for stock splits and stock dividends.

     Options have been granted to certain nonemployee members of the board of directors to purchase shares of common stock. The 1997 Outside Director Stock Option Plan (nonqualified) reserves 100,000 shares of the company's common stock for grant to nonemployee directors.

     The following is a summary of the company's stock option plans:

Year ended March 31,                  1998                   1997                     1996
- -----------------------------------------------------------------------------------------------------
                               Number     Average     Number       Average     Number       Average
                             of Shares     Price    of Shares       Price    of Shares       Price
Options outstanding
 at beginning of year         465,775      $4.14     469,025        $4.14     411,337        $4.07
 Options granted              101,680       4.03           0                   73,500         4.25
 Options exercised            (13,500)      2.88      (1,250)        3.20     (11,062)        2.83
 Options canceled             (48,500)      4.41      (2,000)        4.50      (4,750)        3.12
- -----------------------------------------------------------------------------------------------------
 Options outstanding
  at end of year              505,455      $4.12     465,775        $4.14     469,025        $4.14
- -----------------------------------------------------------------------------------------------------
 Options exercisable
  at end of year              421,455      $4.06     383,399        $4.08     320,900        $3.96
- -----------------------------------------------------------------------------------------------------
- -----------------------------------------------------------------------------------------------------
 Options available
  at end of year              303,570                256,750                  334,750
- -----------------------------------------------------------------------------------------------------
- -----------------------------------------------------------------------------------------------------

     The company accounts for its stock option plans in accordance with Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations, under which no compensation cost has been recognized for stock option awards. In fiscal 1998, had compensation cost of the plans been determined consistent with SFAS No. 123, "Accounting for Stock-Based Compensation," the company's pro forma net income would have been $1,158,758 and pro forma basic and diluted earnings per common share would have been $.25 and $.25, respectively. The fair value of options under the company's plans during 1998 was estimated on the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions used: dividend yield of 2.33%, expected volatility of 31.97%, risk-free interest rate of 6.50% and expected lives of 10 years.

Note 7. Shareholder Rights Plan

The company has a shareholder rights plan which expires in September 1999. Under terms of the plan: a) the rights are not exercisable until 10 days after a public announcement that a person or group has acquired or intends to acquire 20% or more of the company's common stock without the consent of the board of directors; and b) each share of common stock has the right to purchase common stock with a value of two times the right's purchase price. The right's purchase price, which is subject to adjustment by the board of directors, is currently $15.00 per right. If exercisable, based upon a closing market price of $4.75 per share at March 31, 1998, a shareholder could purchase, by exercising such right, approximately 6.3 shares of common stock for each share held. The board of directors may elect to redeem the outstanding rights at $.01 per right at any time before the expiration date.

Note 8. Employee Retirement Savings Plan

The company has a 401(k) Retirement Savings Plan. Under the plan's provisions, the company may, at the discretion of the board of directors, match a portion of the employee's annual contribution. All employees over 21 years of age with at least one year of service are eligible for the plan. Company contributions, which are 100% vested after five years of continuous service, were $39,588 in 1998; $37,043 in 1997; and $35,194 in 1996.


Note 9. Earnings Per Share

Year ended March 31,                           1998                              1997                            1996
- ----------------------------------------------------------------------------------------------------------------------------------
                                  Income      Shares   Per Share    Income      Shares   Per Share    Income    Shares  Per Share
                                                         Amount                            Amount                         Amount

Net income                      $1,309,616                        $1,115,820                        $823,530
Basic EPS
 Income available to
 common shareholders             1,309,616  4,604,826    $0.28     1,115,820  4,577,729   $0.24      823,530  4,545,747   $0.18
Effect of Dilutive Securities:
 Options and Warrants                          92,868                            29,789                          63,024
- ----------------------------------------------------------------------------------------------------------------------------------
Diluted EPS
  Income available to
  common shareholders
  plus assumed
  conversion                    $1,309,616  4,697,694    $0.28    $1,115,820  4,607,518   $0.24     $823,530  4,608,771   $0.18
- ----------------------------------------------------------------------------------------------------------------------------------
- ----------------------------------------------------------------------------------------------------------------------------------

Note 10. Income Taxes

Income taxes consist of the following:

Year ended March 31,                                       1998           1997           1996
- -----------------------------------------------------------------------------------------------
Current:
 Federal                                                 $185,300       $273,000       $280,400
 State                                                     14,200         13,900
 Foreign                                                   45,000         24,417
- -----------------------------------------------------------------------------------------------
  Total current                                           244,500        311,317        280,400
- -----------------------------------------------------------------------------------------------
Deferred:
 Federal                                                  361,900        295,600         28,500
- -----------------------------------------------------------------------------------------------
  Total deferred                                          361,900        295,600         28,500
- -----------------------------------------------------------------------------------------------
   Total                                                 $606,400       $606,917       $308,900
- -----------------------------------------------------------------------------------------------
- -----------------------------------------------------------------------------------------------

     Income taxes as shown in the statements of consolidated income differ from the amount that would be computed if income before income taxes was multiplied by the United States federal income tax rate (statutory rate) applicable in each year. The reasons for this difference are as follows:

Year ended March 31,                                       1998           1997           1996
- -----------------------------------------------------------------------------------------------
Statutory rate                                             34.0%          34.0%          34.0%
Increase (decrease) resulting from:
 Exempt export earnings                                    (2.0)          (2.3)          (4.1)
 Temporary differences related to property                 22.5            8.7           (2.3)
 Research and development credit                                          (7.9)
 Software development                                      (2.7)
 Gain on insurance recoveries                             (20.5)
 Other - net                                                 .3            2.7            (.3)
- -----------------------------------------------------------------------------------------------
  Effective tax rate                                       31.6%          35.2%          27.3%
- -----------------------------------------------------------------------------------------------
- -----------------------------------------------------------------------------------------------

     Significant components of the company's deferred tax assets (liabilities) are as follows:

Year ended March 31,                                        1998           1997
- -----------------------------------------------------------------------------------------------
Allowance for doubtful accounts                         $  40,100      $  35,900
Inventory costs capitalized                                31,200         37,500
Other                                                      13,800
- -----------------------------------------------------------------------------------------------
 Net current deferred tax asset                            85,100         73,400
- -----------------------------------------------------------------------------------------------
Difference between book and tax basis of property,
 plant and equipment                                     (891,900)      (523,900)
Other                                                     (26,300)       (11,800)
- -----------------------------------------------------------------------------------------------
 Net noncurrent deferred tax liability                   (918,200)      (535,700)
- -----------------------------------------------------------------------------------------------
  Net deferred tax liability                            $(833,100)     $(462,300)
- -----------------------------------------------------------------------------------------------
- -----------------------------------------------------------------------------------------------

Note 11. Operations by Geographic Area

The company operates within one dominant segment - the manufacture and sale of blood bank and diagnostic products - and has no customer which accounts for 10% or more of its total sales. During the year ended March 31, 1998, the company operated in two geographic areas, the United States and Europe. Prior to the September 30, 1996 acquisition of Gamma Biologicals, B.V., the company operated in one geographic area from which it sold to numerous countries.

Year ended March 31,                                       1998           1997           1996
- -----------------------------------------------------------------------------------------------
                                                                     (In thousands)
Net sales to unaffiliated customers:
 United States                                            $11,884        $12,317        $12,260
 Europe                                                     2,565          1,697          1,553
 Mexico, Central and South America                          1,518          1,297          1,020
 Pacific Region                                             1,239          1,382          1,244
 Middle East                                                  754            651            620
 Other                                                        294            211            244
- -----------------------------------------------------------------------------------------------
  Total                                                   $18,254        $17,555        $16,941
- -----------------------------------------------------------------------------------------------
- -----------------------------------------------------------------------------------------------
Export sales from United States to unaffiliated customers:
 Europe                                                   $ 1,433        $ 1,284        $ 1,553
 Mexico, Central and South America                          1,513          1,297          1,020
 Pacific Region                                             1,209          1,382          1,244
 Middle East                                                  742            651            620
 Other                                                        290            211            244
- -----------------------------------------------------------------------------------------------
  Total                                                   $ 5,187        $ 4,825        $ 4,681
- -----------------------------------------------------------------------------------------------
- -----------------------------------------------------------------------------------------------
Export sales from United States to affiliated customers:  $   605        $   151
- -----------------------------------------------------------------------------------------------
Income from operations:
 United States                                            $ 1,190        $ 1,078        $   824
 Europe                                                       120             38
- -----------------------------------------------------------------------------------------------
  Total                                                   $ 1,310        $ 1,116        $   824
- -----------------------------------------------------------------------------------------------
- -----------------------------------------------------------------------------------------------
Identifiable assets:
 United States                                            $19,213        $17,468        $16,696
 Europe                                                       595            318
 Corporate                                                  2,325          2,084          1,730
- -----------------------------------------------------------------------------------------------
  Total                                                   $22,133        $19,870        $18,426
- -----------------------------------------------------------------------------------------------
- -----------------------------------------------------------------------------------------------

Note 12. Acquisition of Wholly Owned Subsidiary

Effective September 30, 1996, the company acquired 100% of the outstanding shares of its distributor in the Netherlands, Gamma Biologicals, B.V. Consideration for the acquisition was 50,000 shares of Gamma common stock, valued at $3.25 per share, the market price on the effective date. The acquisition has been accounted for using the purchase method of accounting, and accordingly, the purchase price has been allocated to the assets purchased and the liabilities assumed based upon the fair values at the acquisition date. The excess of the purchase price over the fair values of the net assets acquired was $155,207 and has been recorded as goodwill, which is being amortized over five years.

     Gamma Biologicals, B.V. was formed in November 1993 to market Gamma products and certain noncompeting product lines in the Netherlands. Subsequent to the acquisition, the subsidiary continues to sell directly in the Netherlands, as well as serving as a European distribution center.

Note 13. Sales of Exempt Securities

In June 1997, the company granted to Cyn Del & Co., Inc., a warrant to purchase 100,000 shares of the company's common stock at an exercise price of $5.00 per share (the warrant) pursuant to Section 4(2) of the Securities Act of 1933. The warrant is exercisable by Cyn Del & Co., Inc. at any time prior to June 19, 2002. The company granted the warrant as partial consideration for consulting services to be provided to the company's board of directors by Cyn Del & Co., Inc.

Note 14. Damage to Facility

On September 11, 1997, the company's manufacturing facility in Houston, Texas sustained damage from a fire that occurred while the building was unoccupied. The company was open for business on September 12, and most manufacturing activities resumed within seven days. Reconstruction of affected areas was completed after fiscal year-end.

     The company has insurance for both property damage and business interruption. The full cost of repair or replacement was determined to be $2,506,121. As of March 31, 1998, $1,500,000 had been advanced to the company, and a receivable of $1,001,121 was recorded. Final reimbursement was received from the insurance carrier on May 5, 1998.

     Insurance recoveries for property damage exceeded the depreciated value of the affected assets. As a result, the company recognized in income for the period ended March 31, 1998, an adjustment to the carrying value of the facility amounting to $1,154,359.

Note 15. Commitments and Contingencies

Operating Leases

The company leases certain facilities, equipment and automobiles under operating leases which range from one month to five years. Rent expense charged to income was approximately $333,000 in 1998; $262,000 in 1997; and $239,000 in 1996.
Future minimum rental commitments at March 31, 1998 are $834,000, due between two and five years.

Contingencies

On May 12, 1998, a patent infringement claim was filed in U.S. District Court in Florida by Micro Typing Systems, Inc. and Stiftung fur Diagnostiche Forschung (the foundation) alleging that the Gamma ReACT Test System infringes U.S. Patent #5,512,432 granted to the foundation April 30, 1996. The plaintiffs seek a permanent injunction against the continued alleged infringement, an award of treble damages with interest and costs, and reasonable attorney's fees. On January 23, 1998, a former employee filed suit in Harris Country District Court, Texas alleging that the company breached a verbal contract to provide certain post-employment benefits. The plaintiff seeks specific performance of the contract or not less than $1,500,000 in monetary damages. Management is confident that the ReACT technology does not infringe any claims made in the foundation's patent and that the company has not breached any obligations to the former employee.

     Since these matters are in the earliest stages of proceedings and due to uncertainties involved in litigation, management cannot predict the likelihood of a particular outcome or estimate the financial impact of an unfavorable resolution of either matter. However, an unfavorable outcome could have a material adverse effect upon the business and the results of operations in a given reporting period.

Independent Auditors' Report
Gamma Biologicals, Inc.

We have audited the accompanying consolidated balance sheets of Gamma Biologicals, Inc. and subsidiaries (the company) as of March 31, 1998 and 1997, and the related consolidated statements of income, changes in shareholders' equity, and cash flows for each of the three years in the period ended March 31, 1998. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the company at March 31, 1998 and 1997, and the results of its operations and its cash flows for each of the three years in the period ended March 31, 1998, in conformity with generally accepted accounting principles.

/s/ Deloitte & Touche LLP

Houston, Texas
May 22, 1998
                                      -13-

EXHIBIT 99.3

                             GAMMA BIOLOGICALS, INC.
                           Consolidated Balance Sheets

     ASSETS                                            JUNE 30, 1998   MARCH 31, 1998
                                                       -------------   --------------
                                                         (UNAUDITED)     (AUDITED)
CURRENT ASSETS:
  Cash and cash equivalents............................ $  1,312,797    $  1,416,768
  Short-term investments...............................      100,000         100,000
  Receivables - net of allowance for doubtful
    accounts of $103,000 and $118,000, respectively....    3,473,081       4,489,387
  Inventories..........................................    4,460,361       3,969,444
  Prepaid expenses.....................................      850,386         918,333
  Deferred taxes.......................................       93,300          85,100
                                                        ------------    ------------
      Total current assets.............................   10,289,925      10,979,032
                                                        ------------    ------------
PROPERTY - At cost, net of accumulated
  depreciation and amortization of $6,591,401
  and $6,297,958, respectively.........................    8,443,973       8,323,945

CASH VALUE OF LIFE INSURANCE...........................    2,092,608       2,026,250

EXCESS OF COST OVER NET ASSETS ACQUIRED-NET............      100,884         108,645

OTHER ASSETS...........................................      771,234         695,368
                                                        ------------    ------------
     TOTAL............................................. $ 21,698,624    $ 22,133,240
                                                        ------------    ------------
                                                        ------------    ------------
     LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
  Current portion of long-term obligations............. $    213,644    $    226,835
  Accounts payable - trade.............................      959,612       1,226,771
  Dividends payable....................................      115,645         115,270
  Accrued salaries and other expenses..................      475,054         288,455
                                                        ------------    ------------
     Total current liabilities.........................    1,763,955       1,857,331
                                                        ------------    ------------

LONG-TERM OBLIGATIONS..................................      782,520         851,240
                                                        ------------    ------------
DEFERRED TAXES.........................................      854,200         918,200
                                                        ------------    ------------
SHAREHOLDERS' EQUITY...................................   18,297,949      18,506,469
                                                        ------------    ------------
     TOTAL............................................. $ 21,698,624    $ 22,133,240
                                                        ------------    ------------
                                                        ------------    ------------

            SEE NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS.

                             GAMMA BIOLOGICALS, INC.
                        Statements of Consolidated Income
                                   (Unaudited)

                               THREE MONTHS ENDED
                                    JUNE 30,
                                                -------------------------
                                                    1998         1997
                                                -----------   -----------
NET SALES...................................... $ 4,366,544   $ 4,827,992

COST OF SALES..................................   2,154,886     2,165,405
                                                -----------   -----------
GROSS MARGIN...................................   2,211,658     2,662,587
                                                -----------   -----------
OPERATING EXPENSES:
  Selling......................................   1,176,210     1,085,929
  General and administrative...................     838,728       588,125
  Shipping and warehouse.......................     225,641       190,374
  Research and development.....................     264,593       344,569
                                                -----------   -----------
      Total operating expenses.................   2,505,172     2,208,997
                                                -----------   -----------
OPERATING INCOME (LOSS)........................    (293,514)      453,590
                                                -----------   -----------
OTHER INCOME (EXPENSE):
  Interest income..............................      43,552        60,663
  Interest expense.............................     (25,432)      (11,283)
  Other - net..................................     (13,108)       (9,400)
                                                -----------   -----------
      Other income - net.......................       5,012        39,980
                                                -----------   -----------
INCOME (LOSS) BEFORE INCOME TAXES..............    (288,502)      493,570
INCOME TAXES (BENEFIT).........................    (131,600)      184,564
                                                -----------   -----------
NET INCOME (LOSS).............................. $  (156,902)  $   309,006
                                                -----------   -----------
                                                -----------   -----------
Weighted average number of common shares
  outstanding assuming dilution................   4,613,235     4,655,083
                                                -----------   -----------
Net income (loss) per common share - basic..... $      (.03)  $       .07
                                                -----------   -----------
                                                -----------   -----------
Net income (loss) per common share - diluted... $      (.03)  $       .07
                                                -----------   -----------
                                                -----------   -----------

            SEE NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS.

                             GAMMA BIOLOGICALS, INC.
           Statements of Consolidated Changes in Shareholders' Equity
                                   (Unaudited)

                                                                                THREE MONTHS ENDED
                                                                                     JUNE 30,
                                                                      1998                             1997
                                                                      ----                             ----
                                                              SHARES          AMOUNT           SHARES          AMOUNT
                                                              ------          ------           ------          ------
COMMON STOCK
     Balance, beginning of period.....................         4,776,115    $   477,611       4,762,615     $   476,261
     Exercise of stock options........................            15,000          1,500
                                                          ----------------------------------------------------------------
     Balance, end of period...........................         4,791,115        479,111       4,762,615         476,261
                                                          ----------------------------------------------------------------

CAPITAL IN EXCESS OF PAR
     Balance, beginning of period.....................                       13,711,791                      13,674,209
     Exercise of stock options........................                           40,650
                                                          ----------------------------------------------------------------
     Balance, end of period...........................                       13,752,441                      13,674,209
                                                          ----------------------------------------------------------------


RETAINED EARNINGS
     Balance, beginning of period.....................                        5,493,805                       4,644,801
     Net income (loss)................................                         (156,902)                        309,006
     Dividends declared...............................                         (115,645)                       (115,076)
                                                          ----------------------------------------------------------------
     Balance, end of period...........................                        5,221,258                       4,838,731
                                                          ----------------------------------------------------------------

TRANSLATION ADJUSTMENTS
     Balance, beginning of period.....................                          (25,268)                        (10,456)
     Current period translation adjustments...........                           21,877                             713
                                                          ----------------------------------------------------------------
     Balance, end of period...........................                           (3,391)                         (9,743)
                                                          ----------------------------------------------------------------

TREASURY STOCK........................................         (165,353)     (1,151,470)      (159,563)      (1,119,908)
                                                          ----------------------------------------------------------------

TOTAL SHAREHOLDERS' EQUITY............................        4,625,762     $18,297,949      4,603,052      $17,859,550
                                                          ----------------------------------------------------------------
                                                          ----------------------------------------------------------------


           SEE NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS.

                             GAMMA BIOLOGICALS, INC.
                      Statements of Consolidated Cash Flows
                                   (Unaudited)

                                                                                     THREE MONTHS ENDED
                                                                                          JUNE 30,
                                                                                 1998                   1997
                                                                                 ----                   ----
                                                                                [INCREASE (DECREASE) IN CASH]
Cash flows from operating activities:
     Cash received from customers......................................       $ 4,375,866            $ 4,458,990
     Interest received.................................................            42,319                 59,441
     Cash paid to suppliers and employees..............................        (3,861,466)            (4,480,114)
     Interest paid.....................................................           (25,432)               (11,278)
     Income taxes paid.................................................            (1,065)               (26,794)
                                                                              -----------            -----------
     Net cash provided by operating activities.........................           530,222                    245
                                                                              -----------            -----------

Cash flows from investing activities:
     Property additions................................................          (412,470)              (431,869)
     Increase in cash value of life insurance..........................           (66,358)               (60,668)
                                                                              -----------            -----------
     Net cash used in investing activities.............................          (478,828)              (492,537)
                                                                              -----------            -----------

Cash flows from financing activities:
     Payments on long-term obligations.................................           (83,384)               (32,891)
     Exercise of stock options.........................................            42,150
     Dividends paid....................................................          (115,270)              (115,077)
                                                                              -----------            -----------
     Net cash used in financing activities.............................          (156,504)              (147,968)
                                                                              -----------            -----------

     Effect of exchange rate fluctuation on cash.......................             1,139                 (3,814)

Net decrease in cash...................................................          (103,971)              (644,074)

Cash and cash equivalents at beginning of period.......................         1,416,768              3,618,970
                                                                              -----------            -----------

Cash and cash equivalents at end of period.............................       $ 1,312,797            $ 2,974,896
                                                                              -----------            -----------
                                                                              -----------            -----------

                             GAMMA BIOLOGICALS, INC.
                      Statements of Consolidated Cash Flows
                                   (Unaudited)

Reconciliation of Net Income (Loss) to
Net Cash Provided by Operating Activities

                                                                                     THREE MONTHS ENDED
                                                                                          JUNE 30,
                                                                                 1998                  1997
                                                                                 ----                  ----
Net Income (Loss)                                                            $ (156,902)             $ 309,006
Adjustments to  reconcile  net  income  (loss)  to cash  provided  by  operating activities:
       Depreciation....................................................         295,900                243,117
       Amortization of intangibles.....................................          10,290                  7,760
       Loss on disposal of fixed assets................................           2,706                  1,862
       (Increase) decrease in accounts receivable......................          23,814               (352,949)
       Increase in investments.........................................          (1,233)                (1,222)
       (Increase) decrease in inventory................................        (455,838)                47,171
       (Increase) decrease in prepaid expenses.........................       1,071,010                (21,831)
       Increase in other assets........................................         (78,395)              (198,987)
       Decrease in accounts payable....................................        (294,520)              (183,536)
       Increase (decrease) in deferred taxes...........................         (72,200)                 7,100
       Increase in accrued salaries and other expenses.................         185,590                142,754
                                                                             ----------              ---------

Net Cash Provided by
     Operating Activities..............................................      $  530,222              $     245
                                                                             ----------              ---------
                                                                             ----------              ---------


Supplemental Schedule of Non-Cash Investing and Financing Activities:

In March 1996, the company outsourced the assembly of plastic droppers and SegmentSamplers(TM). As a result, inventory of component parts totaling $282,886 was transferred to outside vendors and a corresponding receivable due from the vendors was recorded. This receivable was reduced as assembled parts were delivered, with the cost of components deducted from the vendors' selling price. Additional inventory of $105,000 was transferred to outside vendors, and the remaining balance was recovered in full by March 31, 1998.

In June 1997, the company entered into a capital lease agreement for $745,360 for the design, manufacture, and installation of a special filling and heat-sealing machine for the ReACT(R) strips. The machine was accepted in March 1998.

            SEE NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS.

                             GAMMA BIOLOGICALS, INC.
                   Notes to Consolidated Financial Statements
                                   (Unaudited)

1. Reconciliation of statutory rate with effective United States income tax rate:

                               THREE MONTHS ENDED
                                                           JUNE 30,
                                                    ------------------
                                                      1998       1997
                                                      ----       ----
     Statutory rate................................. (34.0)%     34.0%
     Increase (decrease) resulting from:
       Exempt export earnings.......................  (3.3)      (2.0)
       Life insurance premiums......................    .3        1.2
       Amortization of intangibles..................   1.4         .4
       Software development.........................   (.9)      (1.5)
       Temporary differences related to property.... (11.8)       4.8
       Other-net....................................   3.4         .5
                                                     ------      ----
     Effective tax rate............................. (44.9)%     37.4%
                                                     ------      ----
                                                     ------      ----

     Significant components of the company's deferred tax assets (liabilities) are as follows:

                                                            JUNE 30, 1998    MARCH 31, 1998
                                                            -------------    --------------
     Allowance for bad debts...............................  $    35,000      $    40,100
     Inventory costs capitalized...........................       31,200           31,200
     Other.................................................       27,100           13,800
                                                             -----------      -----------
        Net current deferred tax asset.....................       93,300           85,100
                                                             -----------      -----------
     Difference between book and tax basis of property,
        plant and equipment................................     (826,100)        (891,900)
     Other.................................................      (28,100)         (26,300)
                                                             -----------      -----------
        Net noncurrent deferred tax liability..............     (854,200)        (918,200)
                                                             -----------      -----------
     Net deferred tax liability............................  $  (760,900)     $  (833,100)
                                                             -----------      -----------
                                                             -----------      -----------

2. Reconciliation of the numerators and denominators of the basic and diluted EPS computations:

                                                                   THREE MONTHS ENDED JUNE 30,
                                       -------------------------------------------------------------------------------
                                                          1998                                   1997
                                       ---------------------------------------   -------------------------------------
                                          INCOME         SHARES      PER-SHARE      INCOME        SHARES     PER-SHARE
                                        (NUMERATOR)   (DENOMINATOR)    AMOUNT    (NUMERATOR)  (DENOMINATOR)    AMOUNT
                                        -----------   -------------  ---------   -----------  -------------  ---------
     Net Income (Loss)................ $   (156,902)                             $  309,006

     BASIC EPS
     Income (loss) available to common
       shareholders................... $   (156,902)    4,613,235    $   (.03)   $  309,006     4,603,052      $  .07
                                                                     --------                                  ------
                                                                     --------                                  ------
     Effect of Dilutive Securities
     Options and warrants.............                                                             52,031
                                       ------------     ----------               ----------     ---------
     DILUTED EPS
     Income (loss) available to common
       shareholders plus assumed       ------------     ----------   --------    ----------     ---------      ------
       conversion..................... $   (156,902)    4,613,235    $   (.03)   $  309,006     4,655,083      $  .07
                                       ------------     ----------   --------    ----------     ---------      ------
                                       ------------     ----------   --------    ----------     ---------      ------


3. Inventories are valued at the lower of cost (principally FIFO) or market value, as follows:

                                                 JUNE 30, 1998   MARCH 31, 1998
                                                 -------------   --------------
     Raw materials..............................  $   987,819     $   932,210
     Products in process........................      314,996         464,719
     Finished products..........................    1,483,851       1,087,878
     ReACT equipment............................      745,219         611,618
     Supplies...................................      928,476         873,019
                                                  -----------     -----------
         Total..................................  $ 4,460,361     $ 3,969,444
                                                  -----------     -----------
                                                  -----------     -----------

4. In the opinion of management, the unaudited consolidated condensed financial statements for Gamma Biologicals, Inc. (the "company") includes all adjustments (consisting solely of normal recurring adjustments) necessary for a fair presentation of the financial position of the company as of June 30, 1998, the results of operations of the three month periods ended June 30, 1998 and 1997 and cash flows for the three month periods ended June 30, 1998 and 1997. Although management believes the disclosures in these financial statements are adequate to make the information presented not misleading, certain information and footnote disclosures normally included in annual financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to the rules and regulations of the Securities and Exchange Commission. The results of operations for the period ended June 30, 1998 are not necessarily indicative of the results to be expected for the full year.

5. LONG-TERM OBLIGATIONS Long-term obligations consist of:

                                                            JUNE 30, 1998   MARCH 31, 1998
                                                            -------------   --------------
     Mortgage note, due monthly through 2000...............  $   242,823     $   265,523
     Note payable-foreign, due semiannually through 2000...       68,665          67,192
     Capital lease, due quarterly through 2004.............      684,676         745,360
                                                             -----------     -----------
                                                                 996,164       1,078,075
        Less current portion...............................      213,644         226,835
                                                             -----------     -----------
     Total long-term obligations...........................  $   782,520     $   851,240
                                                             -----------     -----------
                                                             -----------     -----------

     The mortgage note bears interest at the bank's base rate, but not less than 7% nor more than 13%. At June 30, 1998, the note bore interest at 9.5%. The mortgage note is collateralized by a first lien on the company's land and building. The foreign note payable bears interest at 7%. The capital lease for a filling and sealing machine for ReACT strips bears interest at 8.82%.

6.    DAMAGE TO FACILITY

     On September 11, 1997, the company's manufacturing facility in Houston, Texas sustained damage from a fire that occurred while the building was unoccupied. The company was open for business on September 12, and most manufacturing activities resumed within seven days. Reconstruction of affected areas should be completed by the Fall 1998.

     The company has insurance for both property damage and business interruption. The full cost of repair or replacement was determined to be $2,506,121. As of March 31, 1998, $1,500,000 had been advanced to the company, and a receivable of $1,001,121 was recorded. Final reimbursement was received from the insurance carrier on May 5, 1998.

     Insurance recoveries for property damage exceeded the depreciated value of the affected assets. As a result, the company recognized in income for the period ended March 31, 1998, an adjustment to the carrying value of the facility amounting to $1,154,359.

7.    COMPREHENSIVE INCOME

     In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" ("SFAS 130"). SFAS 130 is effective for periods beginning after December 15, 1997. SFAS 130 establishes standards for reporting and displaying comprehensive income and its components. The purpose of reporting comprehensive income is to report a measure of all changes in equity of an enterprise that results from recognized transactions and other economic events of the period other than transactions with owners in their capacity as owners. In consolidating the Netherlands subsidiary, currency translation adjustments can create comprehensive income. As of June 30, 1998, currency translation adjustments did not create any material adjustments to net income to derive comprehensive income (refer to the Statements of Consolidated Changes in Shareholders' Equity).

8.   CONTINGENCIES

     On May 12, 1998, a patent infringement claim was filed in U.S. District Court in Florida by Micro Typing Systems, Inc. and Stiftung fur Diagnostiche Forschung (the foundation) alleging that the Gamma ReACT Test System infringes U.S. Patent #5,512,432 granted to the foundation April 30, 1996. The plaintiffs seek a permanent injunction against the continued alleged infringement, an award of treble damages with interest and costs, and reasonable attorney's fees. On January 23, 1998, a former employee filed suit in Harris County District Court, Texas alleging that the company breached a verbal contract to provide certain post-employment benefits. The plaintiff seeks specific performance of the contract or not less than $1,500,000 in monetary damages. Management is confident that the ReACT technology does not infringe any claims made in the foundation's patent and that the company has not breached any obligations to the former employee.

     Since these matters are in the earliest stages of proceedings and due to uncertainties involved in litigation, management cannot predict the likelihood of a particular outcome or estimate the financial impact of an unfavorable resolution of either matter. However, an unfavorable outcome could have a material adverse effect upon the business and the results of operations in a given reporting period. As of June 30, 1998, an estimate of $180,000 of litigation costs was recorded related to the patent infringement suit. The company will continue to evaluate the situation and anticipates incurring additional amounts in future periods.

9.   SALES OF EXEMPT SECURITIES

     In June 1997, the company granted Cyn Del & Co., Inc. a warrant to purchase 100,000 shares of the company's common stock at an exercise price of $5.00 per share (the "Warrant") pursuant to Section 4(2) of the Securities Act of 1933. The Warrant is exercisable by Cyn Del & Co., Inc. at any time prior to June 19, 2002. The company granted the Warrant as partial consideration for consulting services to be provided to the company's board of directors by Cyn Del & Co., Inc.

10.  OPERATIONS BY GEOGRAPHIC AREA

     The company operates within one dominant segment - the manufacture and sale of blood bank and diagnostic products - and has no customer which accounts for 10% or more of its total sales. During the three-month periods ended June 30, 1998 and 1997, the company operated in two geographic areas, the United States and Europe.

                                                                     THREE MONTHS ENDED
                                                                           JUNE 30,
                                                                   ------------------------
                                                                      1998          1997
                                                                      ----          ----
                                                                        (in thousands)
     Net sales to unaffiliated customers:
         United States............................................ $    2,828    $    3,083
         Europe...................................................        646           641
         Pacific Region...........................................        293           360
         Mexico, Central and South America........................        345           390
         Middle East..............................................        158           296
         Other....................................................         97            58
                                                                   ----------    ----------
           Total.................................................. $    4,367    $    4,828
                                                                   ----------    ----------
                                                                   ----------    ----------
     Export sales from United States to unaffiliated customers:
         Europe................................................... $       77    $      358
         Pacific Region...........................................        293           355
         Mexico, Central and South America........................        344           389
         Middle East..............................................        158           296
         Other....................................................         96            57
                                                                   ----------    ----------
           Total.................................................. $      968    $    1,455
                                                                   ----------    ----------
                                                                   ----------    ----------

     Sales between geographic areas:
         United States to Europe.................................. $      353    $      126
                                                                   ----------    ----------

     Income (loss) before income taxes:
         United States............................................ $     (345)   $      411
         Europe...................................................         56            83
                                                                   ----------    ----------
           Total.................................................. $     (289)   $      494
                                                                   ----------    ----------
                                                                   ----------    ----------

                                                                     6/30/98      3/31/98
                                                                   ----------    ----------
       Identifiable assets:
            United States......................................... $   18,590    $   19,213
            Europe................................................        821           595
            Corporate.............................................      2,288         2,325
                                                                   ----------    ----------
              Total............................................... $   21,699    $   22,133
                                                                   ----------    ----------
                                                                   ----------    ----------

EXHIBIT 99.4

UNAUDITED PRO FORMA FINANCIAL STATEMENTS

The unaudited pro forma financial statements and accompanying notes set forth below reflect the application of the purchase method of accounting. Under this method of accounting, the purchase price will be allocated to the assets acquired and liabilities assumed based on their estimated fair values at the time of closing. As discussed in the accompanying notes, estimates of the fair values have been combined with the values recorded. However, the estimated fair values are preliminary and may require additional adjustments once all of the valuations have been completed. Accordingly, the actual recording of the transaction can be expected to differ from these pro forma combined financial statements.

The unaudited pro forma balance sheet combines the balance sheets of Immucor, Inc. (Immucor) as of August 31, 1998 and Gamma Biologicals, Inc. (Gamma Biologicals) as of June 30, 1998. The unaudited pro forma statements of income present 1) Immucor's statement of income for the year ended May 31, 1998 combined with Gamma Biologicals' statement of income for the year ended March 31, 1998 and 2) Immucor's statement of income for the three months ended August 31, 1998 combined with Gamma Biologicals' statement of income for the three months ended June 30, 1998. The pro forma statements of income assume that this transaction occurred as of June 1, 1997. The pro forma adjustments are based upon historical financial information of Immucor and Gamma Biologicals and certain assumptions that management of Immucor believes are reasonable.

This pro forma financial information has been prepared by the management of Immucor and should be read in conjunction with the historical financial statements of Immucor and Gamma Biologicals. The unaudited pro forma financial statements are intended for informational purposes only and are not necessarily indicative of the future financial position or future results of operations of the combined company, or of the financial position or results of operations of the combined company that would have actually occurred had the transaction been in effect as of the date or for the period presented.

                                                    Immucor, Inc.
                                      Pro Forma Statement of Income (Unaudited)

                                                                          Fiscal Year 1998
                                              -------------------------------------------------------------------------
                                                                     Gamma                Pro                Pro
                                                Immucor, Inc.    Biologicals, Inc.       Forma              Forma
                                                 5/31/98            3/31/98           Adjustments         Combined
                                              -------------------------------------------------------------------------

Net sales                                       $39,790,434          $18,253,763                            58,044,197

Costs and Expenses
       Cost of sales                             18,167,840            8,396,753                            26,564,593
       Research and development                     970,924            1,246,754                             2,217,678
       Selling, general and administrative       16,872,996            7,956,282          (185,000)(A)      25,136,447
                                                                                           (38,800)(A)
                                                                                           530,969 (A)
       Interest income                             (788,870)            (195,544)          400,000 (B)        (584,414)
       Interest expense                             615,705               37,430         1,324,000 (C)       1,977,135
       Other expense (income)                        72,650               50,431                               123,081
                                              --------------    -----------------    --------------    ----------------
                                                 35,911,245           17,492,106         2,031,169          55,434,520
                                              --------------    -----------------    --------------    ----------------

Income before unusual item                        3,879,189              761,657        (2,031,169)          2,609,677

Unusual item:  Adjustment to carrying
       value of facility                                               1,154,359 (E)                         1,154,359
                                              --------------    -----------------    --------------    ----------------

Income before income taxes  (F)                   3,879,189            1,916,016        (2,031,169)          3,764,036

Income taxes                                      1,810,416              606,400          (911,202)(D)       1,505,614
                                              --------------    -----------------    --------------    ----------------

Net income                                       $2,068,773           $1,309,616       ($1,119,967)         $2,258,422
                                              ==============    =================    ==============    ================

Earnings per share:

     Basic                                            $0.26                $0.28                                 $0.28
                                              ==============    =================                      ================

     Diluted                                          $0.25                $0.28                                 $0.27
                                              ==============    =================                      ================


Weighted average shares outstanding:

     Basic                                        8,095,254            4,604,826                             8,095,254
                                              ==============    =================                      ================

     Diluted                                      8,443,101            4,697,694                             8,443,101
                                              ==============    =================                      ================

                                                    Immucor, Inc.
                                      Pro Forma Statement of Income (Unaudited)


                                                                        Three Months Ended
                                             --------------------------------------------------------------------------
                                                                     Gamma               Pro                 Pro
                                             Immucor, Inc.       Biologicals, Inc.      Forma               Forma
                                                8/31/98             6/30/98          Adjustments          Combined
                                             --------------------------------------------------------------------------


Net sales                                       $10,358,465          $4,366,544                             14,725,009

Costs and Expenses
       Cost of sales                              4,652,683           2,154,886                              6,807,569
       Research and development                     290,027             264,593                                554,620
       Selling, general and administrative        4,382,663           2,240,579            (46,250)(A)       6,699,534
                                                                                           (10,200)(A)
                                                                                           132,742 (A)
       Interest income                             (175,032)            (43,552)           100,000 (B)        (118,584)
       Interest expense                             134,087              25,432            331,000 (C)         490,519
       Other expense (income)                       (36,754)             13,108                                (23,646)
                                             ---------------    ----------------    ---------------    ----------------
                                                  9,247,674           4,655,046            507,292          14,410,012
                                             ---------------    ----------------    ---------------    ----------------

Income before income taxes  (F)                   1,110,791            (288,502)          (507,292)            314,997

Income taxes                                        482,780            (131,600)          (225,181)(D)         125,999
                                             ---------------    ----------------    ---------------    ----------------

Net income                                         $628,011           ($156,902)         ($282,111)           $188,998
                                             ===============    ================    ===============    ================

Earnings per share:

     Basic and diluted                                $0.08              ($0.03)                                 $0.02
                                             ===============    ================                       ================


Weighted average shares outstanding:

     Basic                                        8,002,063           4,613,235                              8,002,063
                                             ===============    ================                       ================

     Diluted                                      8,283,567           4,613,235                              8,283,567
                                             ===============    ================                       ================

Following is a summary of adjustments reflected in the unaudited pro forma statements of income for fiscal year 1998 and the three months ended August 31, 1998:


(A) Selling, general and administrative expense was adjusted (i) to reduce depreciation expense based on the adjusted fair value of assets on the date of acquisition assuming the transaction occurred at the beginning of the period by $185,000 and $46,250, respectively, (ii) to eliminate the historical amortization expense of Gamma Biologicals of $38,800 and $10,200, respectively, and (iii) to reflect amortization expense that would have occurred had the transaction been in effect at the beginning of the period, $530,969 and $132,742, respectively. The excess purchase price over the fair value of net assets acquired will be amortized on a straight-line basis over a 30-year period.

(B) If the transaction had occurred prior to the periods being presented, interest income would have been reduced due to the cash payment made upon acquisition by approximately $400,000 and $100,000, respectively.

(C)  Additional interest expense of $1,324,000 and $331,000,  respectively,  was
     recorded  for  the   borrowing  of  funds  to  complete  the   transaction:
     $20,000,000 at an interest rate of approximately 6.6% due in March, 2005.

(D) Income tax expense was adjusted to reflect an effective tax rate of 40%, which is the estimated statutory effective tax rate of Immucor resulting in a reduction of $911,202 and $225,181, respectively.

(E) Amount represents a one-time adjustment to the carrying value of the Gamma Biologicals facility.

(F) Income before taxes does not include a one-time charge of $312,361 in merger-related expenses recorded in the second quarter ended November 30, 1998 and estimated annualized operating cost savings of approximately $4,000,000 due to the reorganization of the company since the acquisition.

                                      Immucor, Inc.
                           Pro Forma Balance Sheet (Unaudited)




                                                               Gamma              Pro             Pro
                                       Immucor, Inc.       Biologicals, Inc.     Forma           Forma
                                       As of 8/31/98       As of 6/30/98      Adjustments       Combined
                                      -----------------    ---------------   --------------   -------------

ASSETS
Current assets:
  Cash and cash equivalents                $12,700,154         $1,312,797      ($5,000,000)(A)   8,144,509
                                                                                   677,247 (A)
                                                                                (1,545,689)(A)
  Short-term investments                             0            100,000                          100,000
  Accounts receivable, net                  12,455,905          3,473,081          (16,962)(B)  15,912,024
  Accounts receivable, other                   136,752                  0                          136,752
  Inventories                                8,377,012          4,460,361         (324,560)(C)  12,512,813
  Income taxes receivable                       41,079                  0                           41,079
  Deferred income taxes                        377,875             93,300          (93,300)(D)     377,875
  Prepaid expenses and other                   981,048            850,386         (403,378)(E)   1,428,056
  Investment in Gamma                                0                  0                                0

                                      -----------------    ---------------   --------------   -------------
    Total current assets                    35,069,825         10,289,925       (6,706,642)     38,653,108

Long-term investment                         1,000,000                  0                        1,000,000

Property and equipment, at cost             11,119,813         15,035,374       (1,020,047)(F)  18,543,739
                                                                                (6,591,401)(F)
  less accumulated depreciation             (4,282,398)        (6,591,401)       6,591,401 (F)  (4,282,398)
                                      ------------------------------------   --------------   -------------
                                             6,837,415          8,443,973       (1,020,047)     14,261,341

Other assets, net                              737,345            771,234          (24,390)(G)   1,484,189

Cash value of life insurance                         0          2,092,608         (619,766)(H)   1,472,842

Excess of cost over net tangible
  assets acquired, net                      10,987,012            100,884         (100,884)(M)  26,916,081
                                                                                15,929,069 (M)
                                      -----------------    ---------------   ------------------------------

                                           $54,631,597        $21,698,624       $7,457,340     $83,787,561
                                      =================    ===============   ==============   =============

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
  Short-term debt                             $350,995           $213,644                         $564,639
  Accounts payable                           3,839,557            959,612                        4,799,169
  Income taxes payable                         323,301                  0                          323,301
  Dividends payable                                  0            115,645                          115,645
  Accrued salaries and wages                   783,994            475,054                        1,259,048
  Other accrued liabilities                    417,768                  0        5,816,013 (J)   7,027,257
                                                                                   793,476 (K)
                                      -----------------    ---------------   --------------   -------------
    Total current liabilities                5,715,615          1,763,955        6,609,489      14,089,059

Long-term debt                               7,821,608            782,520       20,000,000 (I)  28,604,128

Deferred income taxes                        1,094,422            854,200         (854,200)(D)   1,094,422

Shareholders' equity:
  Common stock, $.10 par value                 776,307            479,111         (479,111)(L)     776,307
  Additional paid-in capital                19,104,120         13,752,441      (13,752,441)(L)  19,104,120
  Treasury stock                                     0         (1,151,470)       1,151,470 (L)           0
  Retained earnings (current)                  628,011           (156,902)         156,902 (L)     628,011
  Retained earnings  (prior years)          21,937,697          5,378,160       (5,378,160)(L)  21,937,697
  Accumulated other comprehensive loss      (2,446,183)            (3,391)           3,391 (L)  (2,446,183)
                                      -----------------    ---------------   --------------   -------------
         Total shareholders' equity         39,999,952         18,297,949      (18,297,949)     39,999,952
                                      -----------------    ---------------   --------------   -------------

                                           $54,631,597        $21,698,624       $7,457,340     $83,787,561
                                      =================    ===============   ==============   =============


Following is a summary of adjustments reflected in the unaudited pro forma balance sheet:


(A) Cash was reduced by (i) $5,000,0000 paid net of additional cash received of $677,247 from the issuance of $20,000,000 in debt based on a purchase price of $24,322,753 to complete the acquisition, and (ii) estimated transaction costs of $1,545,689.

(B) Receivables were reduced for amounts determined uncollectible after Gamma Biologicals filed its 6/30/98 10Q but prior to the acquisition.

(C) Inventory was reduced by amounts included in Gamma Biologicals' inventory that will not longer be used in Immucor's product line, that were written down to salvage value.

(D) The deferred tax asset of $93,300 and the deferred tax liability of $854,200 were written off as part of the purchase as assets and liabilities acquired have a new tax basis.

(E) Prepaid expenses and other were reduced by approximately (i) $105,000 for costs capitalized for a joint venture and dealer contracts that will no longer be pursued in the combined company, (ii) $110,000 in advertising materials and $70,000 in convention costs that will not be used in promoting Immucor's new product line, (iii) $55,000 in professional fees for services that will no longer be rendered on a separate basis to Gamma Biologicals, and (iv) other various assets that were of no value based on the new direction of the combined company.

(F) Property and equipment was adjusted for the estimated fair value of assets on the date of acquisition, including the netting of prior accumulated depreciation and will be depreciated over lives ranging from 5 to 30 years.

(G) Represents an adjustment for a license fee of a product that will not be used in Immucor's product line.

(H) Cash value of life insurance was reduced as a result of the purchase as certain participants of the split-dollar life insurance plan waived their rights to the plan thereby requiring a write-down of the asset.

 (I) Long-term debt was adjusted to reflect the borrowing of $20,000,000 at an interest rate of approximately 6.6% due in March, 2005.

(J) Represents an adjustment to reflect the liability for (i) certain Gamma Biologicals employee severance and supplemental benefit obligations, (ii) estimated legal expenses related to a patent infringement claim filed on May 12, 1998 against Gamma Biologicals; in its 6/30/98 Form 10Q, Gamma
     Biologicals disclosed this litigation and indicated that they were preliminarily assessing its costs and expected to incur additional defense costs in future periods, (iii) settlement costs for a former employee's claim against Gamma Biologicals for breach of verbal contract, (iv) accrual for the remaining shares outstanding of Gamma Biologicals based on the net book value of the shares at the acquisition date, and (v) other liabilities resulting from the acquisition.

(K) Represents an accrual for stock options of $793,476 to be paid out as a result of the purchase.

(L) These entries represent the elimination of Gamma Biologicals' historical equity as required by generally accepted accounting principles.

(M) Goodwill was adjusted to reflect (i) the elimination of existing goodwill of Gamma Biolologicals of $100,884 and (ii) the excess of purchase cost over the estimated fair value of the net assets acquired and liabilities assumed, which will be amortized on a straightline basis over an estimated life of 30 years.

        A preliminary allocation of the purchase price is summarized as follows:

     Purchase price                                              $24,322,753
     Employee stock options                                          793,476 (K)
     Estimated transaction expenses                                1,545,689 (A)
                                                                ================
     Total purchase price                                        $26,661,918
                                                                ================


     Purchase price allocated to:

     Net assets of Gamma Biologicals                             $18,297,949
     Minority interest of Gamma Biologicals not acquired            (741,025)(J)

     Increase  (decrease)  to net asset value at October 27, 1998 as a result of estimated fair value adjustments:
          Receivables                           (16,962) (B)
          Inventory                            (324,560) (C)
          Deferred income taxes                 (93,300) (D)
          Prepaid expenses and other           (403,378) (E)
          Property and equipment             (1,020,047) (F)
          Other assets, net                     (24,390) (G)
          Cash value of life insurance         (619,766) (H)
          Goodwill                             (100,884) (M)
          Other accrued liabilities          (5,074,988) (J)
          Deferred income taxes                 854,200  (D)      (6,824,075)
                                                                 --------------

     Excess of the purchase price over the fair value of
       the net assets acquired:                                   15,929,069
                                                               ================
                                                                 $26,661,918
                                                               ================


     Tangible assets acquired                                    $19,095,337
     Goodwill                                                     15,929,069
     Liabilities assumed                                          (8,362,488)
                                                               ================
     Total purchase price allocated                              $26,661,918
                                                               ================

SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                  IMMUCOR, INC.
                                  (Registrant)



Date:  January  11, 1999








/s/  Edward L. Gallup          Edward L. Gallup, President
----------------------------







/s/  Steven C. Ramsey          Steven C. Ramsey, Senior Vice President - Finance
----------------------------   (Principal Accounting Officer)